Exhibit 99.1

Iovance Biotherapeutics, Inc. Announces Proposed Public Offering of Common Stock

SAN CARLOS, CA, October 11, 2018 -- Iovance Biotherapeutics, Inc. (Nasdaq:IOVA) (“Iovance” or “Company”), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology, today announced that it intends to offer and sell shares of its common stock, subject to market and other conditions, in an underwritten public offering. All of the shares in the offering are to be sold by Iovance. Iovance intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock at the public offering price, less the underwriting discounts and commissions.

Iovance intends to use the proceeds from this offering to fund the expansion of its organization to support the potential commercial launch of lifileucel, to fund its commercial manufacturing capabilities and facilities, to fund its ongoing clinical trials for its current product candidates, including its on-going Phase 2 clinical trials of LN-144, TIL for the treatment of metastatic melanoma, and LN-145, TIL for the treatment of cervical and head and neck cancers, to fund its planned clinical trials for its current product candidates, including its ongoing Phase 2 clinical trial of LN-145 for the treatment of non-small cell lung cancer, or NSCLC, in collaboration with MedImmune, and its ongoing Phase 2 clinical trials of LN-145 as an early-line therapy alone or in combination with pembrolizumab in melanoma, head and neck cancer, and NSCLC, and for other general corporate purposes. Additional indications may be explored with the use of proceeds.

Jefferies LLC is acting as sole book-running manager for the offering.

The shares of common stock described above are being offered by Iovance pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). The offering may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor New York, New York, 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iovance Biotherapeutics, Inc.
Iovance Biotherapeutics, Inc. (the Company) is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using TIL technology being investigated for the treatment of patients with metastatic melanoma, recurrent and/or metastatic squamous cell carcinoma of the head and neck, recurrent, metastatic or persistent cervical cancer and locally advanced or metastatic non-small cell lung cancer.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.. The forward-looking statements include, but are not limited to, statements about the Company's anticipated public offering and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and the uncertainties inherent in the completion of ongoing clinical trials and the initiation of future clinical trials. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. A further list and description of the Company’s risks, uncertainties and other factors can be found in the Company’s most recent Annual Report on Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.iovance.com. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:
Sarah McCabe
Stern Investor Relations, Inc.
212-362-1200
sarah@sternir.com

Media Relations Contact:
John Capodanno
FTI Consulting
212-850-5705
john.capodanno@fticonsulting.com